THE BANK OF
NEW YORK
NEW YORK'S FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y.
10286
AMERICAN DEPOSITARY RECEIPTS

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control


RE:	American Depositary Shares
evidenced by American
Depositary Receipts
representing registered
shares, nominal value CHF
8.30 per share, of Syngenta
AG (Form F-6 Registration
No. 333-97301)


Ladies & Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
depositary for securities against which
American Depositary Receipts (the
"ADRs") are to be issued, we attach a
copy of the revised prospectus  (the
"Prospectus") for Syngenta AG.

As required by Rule 424(e) the upper
right hand corner of the cover page has
a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate for
Syngenta AG.

Due to the nominal value change of
Syngenta AG, the Propectus has been
revised to include an overstamp that
states:

"EFFECTIVE JULY 16TH, THE
NOMINAL VALUE WILL BE CHF
8.30"

Please contact me with any questions or
comments at (212) 815-2367.

Sincerely,
Patrick J. Mullaly
Assistant Vice President
Attachment
EMM-Rule 424(b)(3) letter (5)